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                                LICENSE AGREEMENT

               LICENSE AGREEMENT, dated as of December 19, 1996, by and among SEACOR Holdings, Inc., a Delaware corporation ("SEACOR"), the Subsidiaries of SEACOR listed as Licensees on the signature pages hereto (together with SEACOR, the "Licensees"), and SMIT Internationale N.V., a corporation organized under the laws of The Netherlands ("SMIT" or the "Licensor").

                              W I T N E S S E T H :

               WHEREAS, pursuant to the terms of a certain Asset Purchase Agreement of even date herewith (the "Purchase Agreement") by and among the Licensor, certain subsidiaries of the Licensor and the Licensees, the parties have agreed to enter into this Agreement at the time of the Closing under the Purchase Agreement; and

               WHEREAS, the Licensees desire to license from the Licensor certain rights upon the terms and subject to the conditions hereof.

               NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

               Section 1.  Definitions.  Capitalized terms used but not
                           -----------
     defined herein shall have the respective meanings ascribed to them in the Purchase Agreement and the Indenture, dated as of


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     November 1, 1996, between SEACOR and First Trust National Association, as trustee (the "Indenture").

               Section 2.  Grant of License; Termination and Cessation.
                           -------------------------------------------
     Upon and subject to the terms and conditions hereinafter set forth, the Licensor hereby grants to the Licensees the following fully paid-up and, except as provided herein, perpetual rights and licenses (collectively, the "Licenses"):

          (a) the right to use the name "SMIT" preceded by the name "SEACOR" (i.e., SEACOR-SMIT or SEACOR SMIT) as the corporate name of
               ----
     SEACOR and as part of the corporate name of any Subsidiaries of SEACOR formed for the purpose of acquiring the Acquired Assets;

          (b) the right to retain the names and logos of all Vessel Assets and JV Companies; and

          (c) the right to use the name "SMIT", or some variation thereof, and logo on vessels owned or chartered in by SEACOR or any of its Subsidiaries and managed by SMIT or any of its Subsidiaries;
     provided, however, that (i) the right granted pursuant to clause (a)
     --------  -------
     above shall automatically cease and terminate with respect to any Subsidiary of SEACOR that ceases to own any of the Acquired Assets or replacements therefor, (ii) the right and license granted pursuant to clause (c) above shall automatically cease

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     and terminate with respect to any vessel referred to therein that ceases to be managed by SMIT or any of its Subsidiaries, and (iii) all Licenses shall automatically cease and terminate upon a Change of Control unless SMIT shall have consented in its sole and absolute discretion that they shall not cease and terminate or that they shall cease and terminate upon such terms and subject to such conditions as shall be acceptable to SMIT in its sole and absolute discretion.

               For the purposes hereof, a "Change in Control" shall be deemed to have occurred at such time as (A) any Person, or any Persons acting together in a manner which would constitute a "group" (a "Group") for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or any successor provision thereto, together with any Affiliates thereof, (1) become the Beneficial Owners, directly or indirectly, of capital stock of SEACOR, entitling such Person or Persons and its or their Affiliates to exercise more than 50% of the total voting power of all classes of SEACOR's capital stock entitled to vote generally in the election of directors or (2) shall succeed in having sufficient of its or their nominees who are not supported by a majority of the then current Board of Directors of SEACOR elected to the Board of Directors of SEACOR such that such nominees, when added to any existing directors remaining on the Board of Directors of SEACOR after such election who are

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     Affiliates of or acting in concert with any such Persons, shall constitute a majority of the Board of Directors of SEACOR, (B) SEACOR shall be a party to any transaction pursuant to which the SEACOR Common Stock is converted into the right to receive other securities (other than common stock), cash and/or property (or SEACOR, by dividend, tender or exchange offer or otherwise, distributes other securities, cash and/or property to holders of SEACOR Common Stock) and the value of all such securities, cash and/or property distributed in such transaction and any other transaction effected within the 12 months preceding consummation of such transaction (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) is more than 50% of the average of the daily Closing Prices for the five consecutive Trading Days ending on the Trading Day immediately preceding the date of such transaction (or, if earlier, the Trading Day immediately preceding the "ex" date (as defined in paragraph (7) of Section 13.04 of the Indenture) for such transaction) or (C) SEACOR shall consolidate with or merge into any other Person or sell, convey, transfer or lease its properties and assets substantially as an entirety to any Person other than a Subsidiary, or any other Person shall consolidate with or merge into SEACOR (other than, in the case of this clause (C), pursuant to any consolidation or merger where Persons who are stockholders

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     of SEACOR immediately prior thereto become the Beneficial Owners of shares of capital stock of the surviving company entitling such Persons to exercise more than 50% of the total voting power of all classes of such surviving company's capital stock entitled to vote generally in the election of directors).

               Section 3.  No Representations and Warranties.  No
                           ---------------------------------
      representations, warranties or guaranties have been, are being or shall be made by the Licensor as to the quality, condition, character, type, suitability or value of any of the Licenses or any rights or intellectual property relating thereto, including without limitation whether they infringe on any rights of others or whether they may be granted hereunder without violating any rights of others, and ALL REPRESENTATIONS, WARRANTIES OR GUARANTIES IMPLIED OR OTHERWISE CREATED UNDER ANY APPLICABLE LAW ARE EXPRESSLY DISCLAIMED BY THE LICENSOR.

               Section 4.  Indemnification.  The Licensees shall indemnify,
                           ---------------
     defend and hold the Licensor harmless from and against any Losses arising out of or based upon the Licensees' use of the Licenses granted hereunder. Any claim of the Licensor for indemnification with respect to a Third Party Assertion shall be governed by the procedures set forth in Section 7.2 of the Purchase Agreement.


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               Section 5.  Sublicensing and Assignment.  The Licensees
                           ---------------------------
     shall not sublicense or assign the Licenses or any rights or intellectual property relating thereto to any person whatsoever.

               Section 6.  Transition Provisions.  In the event that the
                           ---------------------
     License of any Subsidiary of SEACOR pursuant to clause (a) of Section 2 shall cease and terminate as provided in such Section, such Subsidiary shall promptly (and in any event within 60 days) amend its certificate of incorporation (or comparable document) so that the SMIT name is no longer a part of its corporate name and obtain new stationery for use in its business, and do all such other acts as may reasonably be required to eliminate reference thereto as part of its ongoing business. In the event that the License of SEACOR or any Subsidiary thereof to use the SMIT name, or some variation thereof, and logo on any vessel pursuant to clause (c) of Section 2 shall cease and terminate as provided in such Section, SEACOR or such Subsidiary shall promptly (and in any event within 60 days) cause the name and/or logo of such vessel to be changed to eliminate reference thereto. In the event that the Licensees shall terminate and cease as provided in clause (iii) of Section 2, each Licensee shall promptly (and in any event within 60 days, or 90 days in the case of SEACOR) amend its certificate of incorporation (or comparable document) so that the SMIT name is no longer a part of its corporate name and obtain new stationery for use in its business,

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     and do all such other acts as may reasonably be required to eliminate reference thereto as part of its ongoing business.

               Section 7.  Governing Law.  This Agreement shall be governed
                           -------------
     by, and construed in accordance with, the laws of the State of New York without regard to the principles thereof relating to the conflict of laws. This Agreement has been executed and delivered in Rotterdam, The Netherlands.

               Section 8.  Specific Performance.  Due to the goodwill and
                           --------------------
     reputation associated with the Licensor's name, and for other reasons, the Licensor will be irreparably damaged in the event that this Agreement is not specifically enforced. In the event of a breach of the terms, covenants or conditions of this Agreement by the Licensees, the Licensor shall, in addition to all other remedies, be entitled to a temporary or permanent injunction without showing any actual damage, or a decree for specific performance, in accordance with the provisions hereof.

               Section 9.  Benefits of Agreement.  This Agreement shall be
                           ---------------------
     binding upon and inure to the benefit of the Licensor and its assigns, and to the Licensees and their permitted successors.

               Section 10.  Miscellaneous.  (a) This writing constitutes
                            -------------
     the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or


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     terminated except by a written agreement signed by each party hereto.

               (b) No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

               (c) If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall apply only in the jurisdiction where such holding shall have occurred and only as to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be modified in such jurisdiction so that such invalid or unenforceable provision thereafter will be enforceable.

               (d) Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

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          IN WITNESS WHEREOF, the parties hereto have duly executed this
     Agreement as of the date first written above.

     LICENSEES:

          SEACOR HOLDINGS, INC.



          By:  /s/ John Gellert
             -----------------------------------------------
             Name:       John Gellert
             Title:      Attorney-in-fact


          SEACOR-SMIT OFFSHORE I B.V.



          By:  /s/ John Gellert
             -----------------------------------------------
             Name:       John Gellert
             Title:      Attorney-in-fact


          SEACOR-SMIT (AQUITAINE) LTD.



          By:  /s/ Keith Gregory
             -----------------------------------------------
             Name:       Keith Gregory
             Title:      Vice President


     LICENSOR:

          SMIT INTERNATIONALE N.V.



          By:  /s/ Karel Kaffa
             ----------------------------------------------
             Name:       Karel Kaffa
             Title:      Area Manager






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